Exhibit 99.1

FB Financial Corporation Declares Initial Regular Quarterly Dividend of $0.06 Per Share

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 23, 2018--FB Financial Corporation (the “Company”) (NYSE: FBK), announced today the initiation of a regular quarterly dividend. On April 19, 2018, the Board of Directors of the Company approved the payment of a quarterly cash dividend of six cents ($0.06) per share to be paid on May 15, 2018, to shareholders of record as of April 30, 2018.

Christopher T. Holmes, President and Chief Executive Officer, commented, “We are excited to declare our initial quarterly dividend of six cents, returning a portion of our capital to our shareholders. Following our initial public offering in September 2016, we have experienced strong returns and consequently rapid capital accumulation and solid capital levels. These results enable implementation of a dividend strategy that will be a long-term benefit to our shareholders.”

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.7 billion in total assets.

CONTACT:
FB Financial Corporation
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com
or
Financial Contact:
James R. Gordon, 615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com